Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Qutoutiao Inc. of our report dated March 9, 2018 relating to the consolidated financial statements, which appears in the Registration Statement on Form F-1 (No. 333-226913).

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
February 14, 2019